Exhibit 99.1

Axogen, Inc. Reports Preliminary Unaudited Revenue for Fourth Quarter and Full-Year 2025
ALACHUA and TAMPA, FL - January 12, 2026 - Axogen, Inc. (NASDAQ: AXGN), a global leader in developing and marketing innovative surgical solutions for the restoration of peripheral nerve function, today announced preliminary unaudited fourth quarter and full-year 2025 key financials.
Preliminary Fourth Quarter and Year-End Key Business Highlights
•Fourth quarter 2025 revenue is expected to be approximately $59.9 million, which represents a 21.3% increase over the fourth quarter of 2024, driven by solid performance across the product portfolio.
•Full-year 2025 revenue is expected to be approximately $225.2 million, which represents a 20.2% increase over the full-year of 2024.
•Our strong performance reflects improved execution across our commercial strategy: targeting high-potential accounts in Extremities and OMF-Head & Neck, expanding utilization of Axogen’s complete peripheral nerve surgical algorithm across all procedures, and increasing penetration of Resensation® in post-mastectomy breast reconstruction.
•Fourth quarter and full-year 2025 gross margin is expected to be above 74%.
•Gross margin is expected to reflect one-time costs of approximately $1.9 million, or 3% and 1% for the fourth quarter and full-year 2025, respectively, related to the U.S. Food and Drug Administration (“FDA”) Biologics License Application (“BLA”) approval of Avance®. It is also expected that 67% of the one-time costs are non-cash and relate to the vesting of certain stock compensation awards containing FDA BLA approval of Avance® milestones.
•The balance of cash, cash equivalents, restricted cash, and investments on December 31, 2025, is expected to be approximately $45.5 million, representing an increase of approximately $6.0 million over the balance at the end of 2024.
•On December 3, 2025, FDA approved the BLA for Avance® (acellular nerve allograft-arwx).

“We are delighted with our preliminary fourth quarter and full year 2025 results. Our strong revenue growth and notable BLA milestone achievement during the quarter further validate our strategic plan and market development strategies, and importantly, Axogen’s ability to operationally execute,” said Michael Dale, President and Chief Executive Officer of Axogen. “The approval of Avance® as a biologic therapeutic option for treating peripheral nerve discontinuities combined with our positive momentum across all functions within the business give us confidence that our mission to restore health and improve quality of life by making restoration of peripheral nerve function an expected standard of care is progressing as planned.”
The results disclosed in this press release are preliminary and unaudited. The Company expects to report full results for the fourth quarter and year ended December 31, 2025, in late February 2026.

About Axogen
Axogen (NASDAQ: AXGN) is focused on the science, development and commercialization of technologies for peripheral nerve repair. With a mission to make nerve repair the expected standard of care, Axogen advances the field through research, education, and collaboration with surgeons and healthcare providers across a global network.
Axogen’s product portfolio includes Avance® (acellular nerve allograft-arwx), Axoguard Nerve Connector®, Axoguard Nerve Protector®, Axoguard HA+ Nerve Protector™, Axoguard Nerve Cap®, and Avive+ Soft Tissue Matrix™. The Axogen portfolio of products is available in the United States, Canada, Germany, the United Kingdom, Spain and several other countries.
For more information, visit www.axogeninc.com.

Cautionary Statements Concerning Forward-Looking Statements

This press release contains “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations or predictions of future conditions, events, or results based on various assumptions and management’s estimates of trends and economic factors in the markets in which we are active, as well as our business plans. Words such as “expects,” “anticipates,” “priorities,” “objectives,” “targets,” “intends,” “plan(s),” “believes,” “seeks,” “estimates,” “projects,” “forecasts,” “continue,” “may,” “should,” “will,” “goals,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding our preliminary, unaudited fourth quarter and full 2025 performance, statements related to our mission of making peripheral nerve care standard of care for all patients, statements related to the impact of BLA approval and strategic plan and market development, as well as statements under the subheading “Preliminary Fourth Quarter and Year-End Key Business Highlights.” Actual results or events could differ materially from those described in any forward-looking statements as a result of various factors, including, without limitation, potential disruptions from global supply chain issues, inflation, hospital staffing challenges, product development timelines, regulatory processes, financial performance, surgeon and product adoption rates, market awareness of our products, the projected TAM for targeted markets and other risks described in our filings with the SEC. Forward-looking statements are not a guarantee of future performance, and actual results may differ materially from those projected. The forward-looking statements are representative only as of the date they are made, and, except as required by applicable law, we assume no responsibility to publicly update or revise any forward-looking statements.

Media Contact:

Axogen, Inc.
InvestorRelations@axogeninc.com